UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

August 22, 2006
Date of Report (Date of earliest event reported)

GREEN MOUNTAIN POWER CORPORATION
(Exact name of registrant as specified in its charter)

VERMONT
(State of other jurisdiction of incorporation)

1-8291	03-0127430
(Commission File Number)	(IRS Employer Identification Number)

163 ACORN LANE
COLCHESTER, VT 05446
(Address and zip code of principal executive offices)

(802) 864-5731
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Green Mountain Power Corporation announced today that it has reached a settlement with the Vermont Department of Public Service in both the Company’s pending rate case and in the alternative regulatory plan it proposed in April. The settlement agreement does not involve all parties to the case and must be approved by the Vermont Public Service Board.

If the rate case settlement is approved by the Vermont Public Service Board, Green Mountain Power’s rates would increase 9.58 percent above existing rates, effective with service beginning January 1, 2007. If the Board also approves the alternative regulatory plan, savings included in that plan would reduce the rate increase to 9.09 percent.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release announcing a settlement with the Vermont Department of Public Service in both the Company’s pending rate case and in the alternative regulatory plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN POWER CORPORATION (Registrant)
Date: August 22, 2006	By: /s/ Dawn D. Bugbee
Name: Dawn D. Bugbee Title: Vice President and Chief Financial Officer (principal accounting officer)

Exhibit Index

Exhibit	Description
99.1	Press release announcing a settlement with the Vermont Department of Public Service in both the Company’s pending rate case and in the alternative regulatory plan.